Therapeutic Solutions International Announces Exclusive Patent License Agreement with Subsidiary Emvolio, Inc.

Emvolio is developing products that can be used together to attack cancer at different levels,

as well as be used alone or in combination with existing therapies.

OCEANSIDE, CA--(Marketwired – June 12, 2017) - Therapeutic Solutions International, Inc., (OTC PINK: TSOI) announced today an exclusive licensing agreement with its subsidiary, Emvolio, Inc.

The patent licensed today to Emvolio provides means to recapitulate a natural immune response ex vivo through activation of innate immune cells, and subsequently utilizing products generated by said cells to stimulate adaptive immune cells to acquire ability to induce killing or inhibiting proliferation of cells expressing oncogenic transformations. In one embodiment of the invention, innate immune cells are activated with stimuli capable of inducing production of cytokines associated with induction of immunity to intracellular abnormalities; said cytokines are further administered to adaptive immune cells in a patient in need of treatment.

Specifically, said cytokines generated by innate immune cells are collected from a tissue culture of allogeneic cells and administered to a culture of autologous cells that are stimulated by cells expressing tumor antigens, or are antigens non-specifically stimulating proliferation and cytokine producing activation of said autologous immune cells.

“The current immunotherapeutic regimens many times address only one aspect of the immune system. We believe that given the multiple biochemical and cellular pathways that the cancer uses to evade the immune system, it is logical to immune stimulate in a multi-pronged manner,” said Timothy Dixon, President and CEO of Therapeutic Solutions International. “The use of MemoryMune is anticipated to help overcome certain deficiencies that are noted in the immunological memory cells in cancer patients.”

“One defining aspect of immunological memory cells is their reduced requirements for something called “co-stimulation”. Essentially immune memory cells are “primed” to seek and destroy their targets,” said Dr. Thomas Ichim, Director of Therapeutic Solutions International and Chief Executive Officer of Emvolio. “Unfortunately, cancer suppresses memory cells of the immune system. We believe that using MemoryMune, which contains high levels of IL-7 and IL-15, will give the immune system of patient’s fighting cancer a better outcome, in part by overcoming memory T cell deficits.”

About Therapeutic Solutions International, Inc.

The Company's corporate website is www.therapeuticsolutionsint.com. Our new products can be viewed on www.projuvenol.com and products can be ordered at www.youcanordernow.com.

About Emvolio, Inc.

The Company’s corporate website is www.emvolio.com.

Safe Harbor Statement

This release contains forward-looking statements that are based upon current expectations or beliefs, as well as a number of assumptions about future events. Although we believe that the expectations reflected in the forward-looking statements and the assumptions upon which they are based are reasonable, we can give no assurance that such expectations and assumptions will prove to have been correct. Forward-looking statements are generally identifiable by the use of words like "may," "will," "should," "could," "expect," "anticipate," "estimate," "believe," "intend," or "project" or the negative of these words or other variations on these words or comparable terminology. The reader is cautioned not to put undue reliance on these forward-looking statements, as these statements are subject to numerous risk factors as set forth in our SEC filings. To the extent that statements in this press release are not strictly historical, including statements as to product launch timing, revenue projections, business strategy, outlook, objectives, future milestones, plans, intentions, goals, future collaboration agreements, or otherwise as to future events, such statements are forward-looking, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements contained in this release are subject to certain risks and uncertainties that could cause actual results to differ materially from the statements made.

CONTACT INFORMATION

Therapeutic Solutions International, Inc.

ir@tsoimail.com